VERBAL AGREEMENT

Dated May 15, 2014

This Verbal Agreement ("Agreement") is made between Anna Ioannou, sole officer and director of Makkanotti Group Corp. ("Director") and Makkanotti Group Corp. ("Corporation").

This Agreement is witness therefore that Director has verbally agreed to loan the Corporation needed funds, in the amount not more then $4,032 ("Loan"), which is necessary for the registration and operation processes of the Corporation.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Anna Ioannou
Sole officer and director of Makkanotti Group Corp.
Anna Ioannou